Exhibit 10.1

MOOG INC.

STOCK EMPLOYEE COMPENSATION TRUST

Effective December 2, 2003

MOOG INC.

STOCK EMPLOYEE COMPENSATION TRUST AGREEMENT

                THIS TRUST AGREEMENT (the "Agreement") is effective as of December 2, 2003, between Moog Inc., a New York corporation (the "Company"), and G. Wayne Hawk (the "Trustee") as trustee.

W I T N E S S E T H:

                WHEREAS, the Company wants to establish a trust (the "Trust") for the purposes stated in this Agreement:

                WHEREAS, the Trustee will agree to act as trustee of the Trust, and to hold legal title to the assets of the Trust, in trust, for the purposes hereafter stated and in accordance with the terms this Agreement;

                WHEREAS, the Company and/or its Affiliates (as defined below) have previously adopted the Plans (as defined below);

                WHEREAS, the Company desires to provide assurance of the availability of the shares of its common or preferred stock or shares of its Affiliates to satisfy certain of its obligations or those of its subsidiaries under the Plans;

                WHEREAS, the Company wants the assets to be held in the Trust Fund (as defined below) to be principally or exclusively securities of the Company and/or its Affiliates and, therefore expressly waives any diversification of investments requirement that might otherwise be necessary, appropriate or required pursuant to applicable provisions of law; and

                WHEREAS, the Company desires to establish the Trust Fund and to utilize the assets to be held in the Trust Fund to provide the additional assurance of the availability of the shares of the Company's common or preferred stock or shares of its Affiliates to satisfy certain of its obligations or those of its subsidiaries under the Plans; and

                WHEREAS, the Trustee has been appointed as trustee and has accepted such appointment as of the date set forth first above;

                NOW, THEREFORE, the parties hereto hereby establish the Trust and agree that the Trust will be comprised, held and disposed of as follows:

ARTICLE 1

TRUST, TRUESTEE AND TRUST FUND

                Section 1.1.     Trust. This Agreement and the Trust will be known as the Moog Inc. Stock Employee Compensation Trust. The parties intend that the Trust will be an independent legal entity with title to and power to convey all of its assets. The parties further intend that the Trust not be subject to the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"). The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust. No employee benefit plan of the Company or any Affiliate (including the Plans), or any Participant, is intended to have any claim on, or any beneficial interest in, any assets of the Trust Fund prior to the time Trust assets are actually distributed to any such Plan as provided in Article 3.

                Section 1.2.     Trustee. The trustee named above, and his successor or successors, is hereby designated as the Trustee hereunder, to receive, hold, invest, administer and distribute the Trust Fund in accordance with the Trust, the provisions of which will govern the powers, duties and responsibilities of the Trustee.

                Section 1.3.     Trust Fund. The assets held at any time and from time to time under the Trust collectively are herein referred to as the "Trust Fund" and will consist of contributions received by the Trustee, proceeds of any loans, investments and reinvestment thereof, the earnings and income thereon, less disbursements thereof. Except as otherwise provided herein, title to the assets of the Trust Fund will at all times be vested in the Trustee and securities that are part of the Trust Fund will be held in such manner that the Trustee names and the fiduciary capacity in which the securities are held are fully disclosed, subject to the right of the Trustee to hold title or in the name of a nominee, and the interests of others in the Trust Fund will be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the Trust.

                Section 1.4.     Trust Fund Subject to Claims. Notwithstanding any provision of this Agreement to the contrary, the Trust Fund will at all times remain subject to the claims of the Company's general creditors.

                Section 1.5.     Definitions. In addition to the terms defined in the preceding portions of the Trust, the following terms will have the meanings set forth below unless the context clearly indicates otherwise:

                (a)         Administrator. "Administrator" means the plan administrator of each Plan.

                (b)         Affiliate. "Affiliate" means any corporation, more than 50% of the voting stock of which is held by the Company, directly or through one or more intermediaries, and any comparable ownership interest in an entity that is not a corporation.

                (c)         Affiliate Stock. "Affiliate Stock" means shares of common or preferred stock issued by any Affiliate.

                (d)         Board of Directors. "Board of Directors" means the board of directors of the Company.

                (e)         Code. "Code" means the Internal Revenue Code of 1986, as amended.

                (f)         Committee. "Committee" means the administrative committee appointed by the Board of Directors, which is charged with administration of the Trust. The Committee will be comprised of the (i) Chairman of the Board of Directors, President and Chief Executive Officer; (ii) the Executive Vice President and Chief Administrative Officer; (iii) the Vice Chairman of the Board of Directors and Vice President Strategy and Technology; and (iv) the Executive Vice President and Chief Financial Officer or such other persons as the Board of Directors, in its discretion, may from time to time appoint.

                (g)         Company. "Company" means Moog Inc., a New York corporation, or any successor thereto.

                (h)         Company Stock. "Company Stock" means shares of Class A or Class B common stock, $1.00 par value, or any other class of common or preferred shares issued by the Company, or any successor securities thereto.

                (i)         Extraordinary Dividend. "Extraordinary Dividend" means any dividend or other distribution of cash or other property (other than Company Stock or Affiliate Stock) made with respect to Company Stock or Affiliate Stock, which the Committee declares to be other than an ordinary dividend with respect to Company Stock or Affiliate Stock held by the Trust.

                (j)         Fair Market Value. "Fair Market Value" means as of any date the average of the highest and lowest reported sales prices on such date (or if such date is not a trading day, then the most recent prior date that is a trading day) of a share of Company Stock as reported on the composite tape, or similar reporting system, for issues listed on the New York Stock Exchange (or, if the Company Stock is no longer traded on the New York Stock Exchange, on such other national securities exchange on which the Company Stock is listed or national securities or central market system upon which transactions in Company Stock are reported, as either may be designated by the Committee for the purposes hereof) or if sales of Company Stock are not reported in any manner specified above, the average of the high bid and low asked quotations on such date (or if such date is not a trading day, then on the most recent prior date which is a trading day) in the over-the-counter market as reported by the National Association of Securities Dealers' Automated System or, if not so reported, by National Quotation Bureau, Incorporated or similar organization selected by the Committee. Fair Market Value of Affiliate Stock will mean the Company's best effort valuation of worth of a share of Affiliate Stock.

                (k)         Loan. "Loan" means any loan or extension of credit to the Trust from the Company evidenced by the promissory note made by the Trustee with which the Trustee purchases Company Stock or Affiliate Stock in an open-market transaction, private transaction or, with the consent of the Board of Directors, from the treasury of the Company.

                (l)         Participant. "Participant" means as of any date any individual who is employed by the Company or any Affiliate of the Company as of such date and is a participant in any of the Plans.

                (m)        Person. "Person" means any individual, corporation, or other party that may properly be granted trust powers under the laws of the State of New York.

                (n)         Plan or Plans. "Plan" or "Plans" means any plan, contract, program, agreement, or arrangement listed on Exhibit A hereto. The Committee, in its sole discretion, may add to or delete from Exhibit A any plan, contract, program, agreement, or arrangement for the benefit of employees or directors of the Company or its Affiliates.

                (o)         Suspense Account. "Suspense Account" means a separate account to be maintained by the Trustee to hold Excess Shares pursuant to the terms of Article 3 hereof.

                (p)         Target Value. "Target Value" means with respect to each calendar quarter in each Trust Year the total of the amounts the Committee, in its discretion, designate to the Trustee that will be transferred to each of the Plans.

                (q)         Trust Year. "Trust Year" means each 52/53-week period ending on the last Saturday in September. Notwithstanding the foregoing, the first Trust Year will be the period commencing on the effective date of the Trust and ending on September 27, 2004.

ARTICLE 2

CONTRIBUTIONS AND DIVIDENDS

                Section 2.1.     Contributions. The Company hereby contributes to the Trust Fund and the Trustee agrees to hold in Trust the property listed in Exhibit B hereto, which will become the initial principal of the Trust Fund. The Trustee, at such times as he will determine in his sole discretion, will use the initial principal of the Trust to purchase shares of Company Stock or, what is or will be after such purchase, Affiliate Stock through open-market purchases, private transactions, or, with the Committee's consent, purchases from the treasury of the Company. The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to become part of the principal to be held, administered and disposed of by the Trustee as provided in the Trust. Additionally, for each calendar quarter in each Trust Year, (i) the Company and its Affiliates may contribute to the Trust in cash such amount that, together with dividends, as provided in Section 2.2, and any other earnings of the Trust, will enable the Trustee to make all payments of principal and interest due under a Loan on a timely basis, in which case, unless otherwise expressly provided herein, the Trustee will apply all such contributions, dividends and earnings to the payment of principal and interest due under a Loan, or (ii) if, at the end of any calendar quarter in each Trust Year, any such contribution has not been made in cash, such contribution will be deemed to have been made in the form of forgiveness of principal and interest on a Loan from the Company to the Trustee to the extent of the Company's failure to make contributions made under clause (i) above. All contributions made under the Trust will be delivered to the Trustee. The Trustee will be accountable for all contributions received by him, but will have no duty to require any contributions to be made to him.

                Section 2.2.     Dividends. Except as otherwise provided herein, dividends paid in cash on Company Stock or Affiliate Stock held by the Trust, including Company Stock or Affiliate Stock held in the Suspense Account, will be applied, immediately upon receipt thereof by the Trustee, to pay interest and to repay or pre-pay scheduled principal due under a Loan, which application will be in the order such principal payments are due. Extraordinary Dividends will not be used to pay interest on or principal of a Loan, but will be invested in additional Company Stock or Affiliate Stock, at such times as the Trustee, in his sole discretion, determines. Dividends that are not in cash or in Company Stock or Affiliate Stock (including Extraordinary Dividends, or portions thereof) will be reduced to cash by the Trustee and reinvested in Company Stock or Affiliate Stock, at such times as the Trustee, in his sole discretion, determines. Investments in Company Stock or Affiliate Stock may be made through open-market purchases, private transactions, or, with the Committee's consent, purchases from the treasury of the Company.

ARTICLE 3

RELEASE AND ALLOCATION OF COMPANY STOCK AND AFFILIATE STOCK

                Section 3.1.    Available Shares. Subject to the other provisions of this Article, upon the payment or forgiveness in any calendar quarter in any Trust Year of any principal on a Loan (a "Principal Payment"), the following number of shares of Company Stock or Affiliate Stock acquired with the proceeds of the Loan will become available for allocation ("Available Shares"): the number of shares so acquired with the proceeds of the Loan and held in the Trust immediately before such payment or forgiveness (excluding Company Stock or Affiliate Stock held in the Suspense Account), multiplied by a fraction the numerator of which is the amount of the Principal Payment and the denominator of which is the sum of such Principal Payment and the remaining principal of such Loan outstanding after such Principal Payment. No fractional shares of Company Stock or Affiliate Stock will become Available Shares. If the preceding computation results in fractional shares, the number of Available Shares will be computed by rounding down to the next whole number. Further, the following will become Available Shares for a calendar quarter: (i) shares of Company Stock or Affiliate Stock held as part of the Trust Fund not acquired with the proceeds of a Loan and not held in the Suspense Account, (ii) shares of Company Stock or Affiliate Stock not encumbered as collateral with respect to a Loan, as the Committee may designate from time to time to be released from the Suspense Account, and (iii) shares of Company Stock or Affiliate Stock as the Committee may designate from time to time to be released from encumbrance as collateral with respect to a Loan. The Committee will inform the Trustee of the number of shares of Company Stock that will become Available Shares from time to time, and the Trustee will be permitted to rely on the directions provided by the Committee.

                Section 3.2.     Allocations. Subject to the provisions of Section 3.3, Available Shares will be distributed by the Trustee to the Plans listed in Exhibit A as the Trustee is directed by the Committee in its discretion. Such transfers will be made at such time as the Committee, in its sole discretion, determines. Further, the Committee, in its discretion, may determine that distributions to Plans will be made in cash, or property other than Company Stock or Affiliate Stock. In such case, the Committee will direct the Trustee to sell Available Shares, in an open-market or private transaction, in the amount required to be distributed to a Plan and to distribute the proceeds to such Plan. The Committee will inform the Trustee of the number of shares of Company Stock, Affiliate Stock or the amount of cash that will be transferred to a plan from time to time, and the Trustee is permitted to rely on the directions provided by the Committee.

                Section 3.3.     Excess Shares.

                (a)     To the extent that the Fair Market Value of the shares of the Company Stock or Affiliate Stock that become Available Shares in a calendar quarter of a Trust Year exceeds the Target Value for that calendar quarter, Available Shares with a Fair Market Value equal to such excess will be "Excess Shares." For purposes of this Section, the Fair Market Value of shares of Company Stock or Affiliate Stock that become Available Shares will be determined as of the respective dates shares became Available Shares pursuant to Section 3.1.

                (b)     As used herein, the term "Shortfall Amount" means the amount by which the Fair Market Value of shares of Company Stock or Affiliate Stock that became Available Shares in any calendar quarter of a Trust Year (determined as of the respective dates that such shares become Available Shares) is less than the Target Value for such calendar quarter. If there is a Shortfall Amount in any prior calendar quarter of any Trust Year, Excess Shares will be allocated pursuant to Section 3.2 until the aggregate Fair Market Value of Excess Shares (determined as of the respective dates of allocation) which has been allocated under this Subsection for all prior calendar quarters of all Trust Years equals the total of the Shortfall Amounts for all prior calendar quarters of all Trust Years.

                (c)     If any Excess Shares remain after the application of Section 3.3(b), such Excess Shares will be held in a Suspense Account. If there is a Shortfall Amount in any later calendar quarter of any Trust Year, Excess Shares will be removed from such Suspense Account and allocated pursuant to Section 3.2 until the Fair Market Value of Excess Shares so allocated (determined as of the respective dates of allocation) equals such Shortfall Amount.

                (d)     If any Excess Shares remain in the Suspense Account at the termination of the Trust, such Excess Shares will be transferred to the Company to be held in its treasury.

                (e)     The Committee will inform the Trustee of the number of shares of Company Stock or Affiliate Stock that are Excess Shares from time to time, and direct the Trustee as to the proper application of such Excess Shares to the reduction of Shortfall Amounts and to placement of such Excess Shares in a Suspense Account. The Trustee is permitted to rely on the directions provided to him by the Committee.

ARTICLE 4

COMPENSATION, EXPENSES AND WITHHOLDING

                Section 4.1.     Compensation and Expenses. The Trustee is entitled to such reasonable compensation for his services as may be agreed upon from time to time by the Company, and the Trustee is to be reimbursed for his reasonable legal, accounting, broker, custodial and appraisal fees, expenses and other charges reasonably incurred in connection with the administration, management, investment and distribution of the Trust Fund. Such amounts will be paid, and such reimbursement will be made, by the Company. If not paid within 60 days from the date the Company is notified of such fees and expenses, such amounts may be charged against the Trust Fund.

                Section 4.2.     Withholding of Taxes. While it is anticipated that the Company will make provision for complying with all applicable Federal, state or local withholding requirements, the Trustee may withhold, require withholding, or otherwise satisfy his withholding obligation, on any distribution that it is directed to make, such amount as it may reasonably estimate to be necessary to comply with applicable federal, state and local withholding requirements. Upon settlement of a tax withholding liability, the Trustee will distribute the balance of such amount, if any. Prior to making any distribution hereunder, the Trustee may require such release or documents from any taxing authority, or may require such indemnity, as the Trustee will reasonably deem necessary for his protection.

ARTICLE 5

ADMINISTRATION OF TRUST FUND

                Section 5.1.     Management and Control of Trust Fund. Subject to the terms of this Agreement, the Trustee has exclusive authority, discretion and responsibility to manage and control the assets of the Trust Fund.

                Section 5.2.     Investment of Funds. Except as otherwise provided in Section 2.2 or in this Section, the Trustee will invest and reinvest the Trust Fund exclusively in Company Stock or Affiliate Stock, including any accretions thereto resulting from the proceeds of a tender offer, recapitalization or similar transaction that, if not in Company Stock or Affiliate Stock, will be reduced to cash as soon as practicable. Except in a transaction that is part of a tender offer for Company Stock, the Trustee may sell, through open-market sale or private transactions, Available Shares at such time and at such prices only as the Committee may direct. All proceeds of those sales will be invested as later provided in this Section 5.2 until such time as the Trustee purchases additional shares of Company Stock or Affiliate Stock or the proceeds may be used by the Trustee to pay compensation, fees, expenses or taxes as provided in Article 4. The Trustee may invest the Trust Fund in Company Stock or Affiliate Stock without regard to any law or rule of court concerning diversification, risk or nonproductivity, the applicability of which are hereby fully waived by the Company. The Trustee may invest any portion of the Trust Fund temporarily pending investment in Company Stock or Affiliate Stock, distribution or payment of expenses in (i) investments in United States government obligations with maturities of less than one year, (ii) interest-bearing accounts including but not limited to certificates of deposit, time deposits, saving accounts and money market accounts with maturities of less than one year in any bank, including the Trustee's, which accounts are insured by the Federal Deposit Insurance Corporation or other similar federal agency, (iii) obligations issued or guaranteed by any agency or instrumentality of the United States with maturities of less than one year, (iv) short-term discount obligations of the Federal National Mortgage Association or (v) short-term investments of a type then in use by the Company with respect to its own funds. Absent direction from the Committee, the Trustee will invest any portion of the Trust Fund temporarily pending investment in Company Stock or Affiliate Stock, in a short term government securities mutual fund. At the direction of the Committee, the Trustee may transfer to the Company shares of Company Stock in exchange for Affiliate Stock or cash or may transfer to the Company Affiliate Stock in exchange for Company Stock or cash.

                Section 5.3.     Trustee's Administrative Powers. Except as otherwise provided herein, and subject to the Trustee's duties hereunder, the Trustee has the following powers and rights, in addition to those provided elsewhere in this Agreement and by law:

                (a)     to retain any asset of the Trust Fund for the purposes set forth herein;

                (b)     subject to Section 2.2, Section 5.2, Section 5.4 and Article 3, to sell any Trust Fund assets at public or private sale;

                (c)     upon direction from the Committee, to borrow from the Company to acquire Company Stock or Affiliate Stock as authorized by this Agreement, to enter into loan agreements upon such terms (including reasonable interest and security for the loan and rights to renegotiate and prepay such loan) as may be determined by the Committee; provided, however, that any collateral given by the Trustee for a Loan will be limited to cash contributed by the Company to the Trust and dividends paid on Company Stock or Affiliate Stock held in the Trust Fund and Company Stock or Affiliate Stock acquired with the proceeds of a Loan;

                (d)     with the consent of the Committee, to settle, submit to arbitration, compromise, contest, prosecute or abandon claims and demands in favor of or against the Trust Fund;

                (e)     subject to Section 5.4, to vote or to give any consent with respect to any securities, including any Company Stock or Affiliate Stock, held by the Trust either in person or by proxy for any purpose;

                (f)     to exercise any of the powers and rights of an individual owner with respect to any asset of the Trust Fund and to perform any and all other acts that in his judgment are necessary or appropriate for the proper administration of the Trust Fund, even though such powers, rights and acts are not specifically enumerated in the Trust;

                (g)     to employ such accountants, actuaries, investment bankers, appraisers, other advisors and agents as may be reasonably necessary in collecting, managing, administering, investing, valuing and distributing the Trust's assets and borrowings of the Trustee made in accordance with Section 5.3(c); and to pay their reasonable fees and expenses, which will be deemed to be expenses of the Trust and for which the Trustee will be reimbursed in accordance with Section 4.1;

                (h)     to cause any asset of the Trust Fund to be issued, held or registered in the Trustee's individual name or in the name of his nominee, or in such form that title will pass by delivery, provided that the records of the Trustee will indicate the true ownership of such asset;

                (i)     to utilize another entity as custodian to hold, but not invest or otherwise manage or control, some or all of the assets of the Trust Fund; and

                (j)     to consult with legal counsel (who may, or may not, also be counsel for the Trustee or the Company generally) with respect to any of his duties or obligations hereunder; and to pay the reasonable fees and expenses of such counsel, which will be deemed to be expenses of the Trust and for which the Trustee will be reimbursed in accordance with Section 4.1.

Notwithstanding the foregoing, neither the Trust nor the Trustee will have any power to, and will not engage in any activity that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

                Section 5.4.     Voting and Tendering of Company Stock.

                (a)     Except as provided in Subsections (c) and (d), the Trustee, in his sole discretion, will vote or abstain from voting, all shares of Company Stock or Affiliate Stock held by the Trust on each matter brought before an annual or special stockholders meeting or on each matter with respect to which any written consent of stockholders is to be executed. In exercising those rights, the Trustee agrees to consider, in connection with those decisions, not only the direct financial impact on the Trust Fund, but also the potential effects, direct or indirect, on Participants and the Company's current and former employees and the communities in which the current and former employees are located. In connection with his deliberations, the Trustee may, to the extent possible, obtain information as to how shares of Company Stock or Affiliate Stock currently held by the Plans will be voted. Further, the Trustee may consult with the Board of Directors and the Committee to obtain their assessment of the effects exercising such rights will have on the Company. The Trustee will not be held to be in breach of any fiduciary duty for any consideration given to the preceding factors, or such other factors as the Trustee in his reasonable judgment determines should be considered.

                (b)     The Trustee may rely on a certificate of the trustee of each of the Plans as to the manner and proportions in which voting rights with respect to shares of Company Stock or Affiliate Stock are to be exercised or not exercised by the trustee of that Plan, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by him in good faith in reliance thereon.

                (c)     Voting of Company Stock on Significant Transactions. The Trustee will follow the directions of participants in the Moog Inc. Savings and Stock Ownership Plan (the "SSOP") as to the manner in which shares of Company Stock held by the Trust are to be voted on each matter involving corporate merger, consolidation, sale of all or substantially all of the Company's assets, recapitalization, reclassification, liquidation, dissolution or similar matter ("Significant Transactions") or the manner in which any consent is to be executed, in each case as provided below. The Trustee will on each Significant Transaction vote the number of shares (including fractional shares) of Company Stock held by the Trust as follows:  The Trustee shall assign to each SSOP Participant a number of shares (the "SSOP Participant Directed Amount") equal to the product of (x) the total number of shares of Company Stock held in the Trust Fund, and (y) a fraction, the numerator of which is the number of shares of Company Stock allocated in the SSOP to such SSOP Participant, and the denominator of which is the total number of shares of Company Stock allocated to all SSOP Participants. Each share assigned to each SSOP Participant in accordance with the previous sentence shall be voted in accordance with such participant's instructions to the trustee of the SSOP. The Trustee may rely on a certificate of the trustee of the SSOP as to the manner and proportions in which voting rights with respect to shares of Company Stock are to be exercised or not exercised, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by him in good faith in reliance thereon. Any shares of Company Stock which remain undirected pursuant to the foregoing provisions shall be voted for, against or to abstain or withhold, as the case may be, in the same proportions as the shares of Company Stock for which the Trustee is directed as provided above.

                (d)     Tender or Exchange of Company Stock. The Trustee shall tender or exchange or not tender or exchange the SSOP Participant Directed Amount for each SSOP Participant in accordance with such participant's instructions to the trustee of the SSOP. The Trustee may rely on a certificate of the trustee of the SSOP as to the proportions of shares of Company Stock that are to be tendered or exchanged or not tendered or exchanged by the trustee of the SSOP, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by him in good faith in reliance thereon. If the Trustee does not receive from one or more SSOP Participants timely instruction as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such SSOP Participants have the right of direction, and the Trustee will have no discretion in such matter.

                (e)     In the event that the SSOP, for any reason, ceases to exist, or the Committee determines in good faith that it is no longer an appropriate plan for the purpose of this Section 5.4, the Committee will, for purposes of this Section 5.4, substitute for that plan another employee benefit plan of the Company or its Affiliates covering a broad cross section of individuals employed by the Company and its Affiliates and exclude from participation therein, in substantially the same manner as provided for in this Section 5.4 with respect to the SSOP, of persons who are directors of the Company.

                Section 5.5.     Indemnification.

                (a)     To the extent lawfully allowable, the Company will and hereby does indemnify and hold harmless the Trustee from and against any claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, costs, damage or expense (including reasonable attorneys' fees and disbursements) including any liability alleged to have resulted from a violation of the Securities Act of 1933, that may be asserted against it, in any way arising out of or incurred as a result of his action or failure to act in connection with the operation and administration of the Trust; provided that such indemnification will not apply to the extent that the Trustee has acted in willful or grossly negligent violation of applicable law or his duties under this Trust or in bad faith. The Trustee will be under no liability to any person for any loss of any kind which may result by reason of any action taken by it in accordance with any direction of the Committee or pursuant to Section 5.4. The Trustee will be fully protected in acting upon any instrument, certificate, or paper delivered by the Committee, Board of Directors or any trustee of a Plan and believed in good faith by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee will be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

                (b)     The Company may, but will not be required to, maintain liability insurance to insure its obligations hereunder. If any payments made by the Company to the Trust pursuant to this indemnity are covered by insurance, the Company or the Trust (as applicable) will be subrogated to the rights of the indemnified party against the insurance company.

                (c)     Prior to the time the Company determines whether the Trustee will or will not be indemnified pursuant to this Section, the Company will advance to the Trustee any cost or expenses incurred by the Trustee in connection with the defense of any such claims, demands, actions, administrative or other proceedings or other causes of action.

                Section 5.6.     General Duty to Communicate to Committee. The Trustee will promptly notify the Committee of all communications with or from any government agency or with respect to any legal proceeding with regard to the Trust and with or from any participant concerning his entitlement under the Trust.

ARTICLE 6

ACCOUNTS AND REPORTS OF TRUSTEE

                Section 6.1.     Records and Accounts of Trustee. The Trustee will maintain accurate and detailed records and accounts of all transactions of the Trust, which will be available at all reasonable times for inspection or audit by any person designated by the Company and which will be retained as required by applicable law.

                Section 6.2.     Reports of Trustee. The Trustee will deliver to the Committee a report for the period ending on the last day of each Trust Year, and for each month, a duplicate copy of the custodian's report listing all securities and other property acquired or disposed of and all receipts, disbursements and other transactions effected by the Trust after the date of the custodian's last account, and further listing all cash, securities, and other property held by the Trust, together with the Fair Market Value thereof, as of the end of such period. In addition to the foregoing, the report will contain information regarding the Trust Fund's assets and transactions that the Committee, in its discretion, may reasonably request.

                Section 6.3.     Final Report. In the event of the resignation or removal of a Trustee hereunder, the Committee may request and the Trustee will with reasonable promptness submit, for the period ending on the effective date of such resignation or removal, a report similar in form and purpose to that described in Section 6.2.

ARTICLE 7

SUCCESSION OF TRUSTEE

                Section 7.1.     Resignation of Trustee. The Trustee or any successor thereto may resign as Trustee hereunder at any time upon delivering a written notice of such resignation, to take effect 30 days after the delivery thereof to the Board of Directors, unless the Board of Directors accepts shorter notice; provided, however, that such resignation will not be effective until a successor Trustee has assumed the office of Trustee hereunder. In addition, any individual serving as a Trustee will be deemed to have resigned upon his or her death or if there is filed with the Committee a certification in writing from any attending physician of such individual Trustee that he or she is no longer able to make decisions with respect to financial matters. In such case, the Board of Directors may immediately appoint a successor Trustee pursuant to Section 7.3.

                Section 7.2.     Removal of Trustee. The Trustee or any successor thereof may be removed by the Board of Directors delivering to that Trustee, and to the Committee, an instrument approved by the Board of Directors removing that Trustee. A removal will take effect at the date specified in such instrument, which will not be less than 30 days after delivery of the instrument, unless the Trustee accepts shorter notice; provided, however, that no such removal will be effective until a successor Trustee has assumed the office of Trustee hereunder.

                Section 7.3.     Appointment of Successor Trustee. Whenever the Trustee or any successor thereto resigns or is removed or a vacancy in the position otherwise occurs, the Board of Directors will use its best efforts to appoint one or more Persons as successor Trustee as soon as practicable after receipt of a notice described in Section 7.1, or the delivery to the Trustee of a notice described in Section 7.2, as the case may be, but in no event more than 30 days after receipt or delivery, as the case may be, of such notice. A successor Trustee's appointment will not become effective until the successor accepts the appointment by delivering its acceptance in writing to the company. If a successor is not appointed within the 30-day period, the Trustee, at the Company's expense, may petition a court of competent jurisdiction for appointment of a successor. In any event, the Company or any of its Affiliates may not be appointed as a successor Trustee.

                Section 7.4.     Succession to Trust Fund Assets. The title to all property held hereunder will vest in any successor Trustee acting pursuant to the provisions hereof without the execution or filing of any further instrument, but a resigning or removed Trustee will execute all instruments and do all acts necessary to vest title in the successor Trustee. Each successor Trustee will have, exercise and enjoy all of the powers, both discretionary and ministerial, herein conferred upon its predecessors. A successor Trustee will not be obliged to examine or review the accounts, records, or acts of, or property delivered by, any previous Trustee and will not be responsible for any action or any failure to act on the part of any previous Trustee.

                Section 7.5.     Continuation of Trust. In no event will the legal disability, resignation or removal of a Trustee terminate the Trust, but the Board of Directors will forthwith appoint a successor Trustee in accordance with Section 7.3 to carry out the terms of the Trust.

                Section 7.6.     Changes in Organization of Trustee. In the event that any corporate Trustee serving hereunder will be converted into, will merge or consolidate with, or will sell or transfer substantially all of its assets and business to, another corporation, state or federal, the corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer will be made, will thereafter become and be the Trustee under the Trust with the same effect as though originally so named but only if such corporation is qualified to be a successor Trustee hereunder.

                Section 7.7.     Continuance of Trustee's Powers in Event of Termination of the Trust. In the event of the termination of the Trust, as provided herein, the Trustee will dispose of the Trust Fund in accordance with the provisions hereof. Until the final distribution of the Trust Fund, the Trustee will continue to have all powers provided hereunder as necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

ARTICLE 8

AMENDMENT OR TERMINATION

                Section 8.1.     Amendments. Except as otherwise provided herein, the Board of Directors may amend the Trust at any time and from time to time in any manner that it deems desirable, provided however, no amendment may change the duties of the Trustee without the Trustee's consent, which consent will not be unreasonably withheld.

                Notwithstanding the foregoing, the Board of Directors will retain the power under all circumstances to amend the Trust to add employee benefit plans to, or delete plans from, Exhibit A and to clarify any ambiguities or similar issues of interpretation in this Agreement.

                Section 8.2.     Termination. Subject to this Section, the Trust will terminate on the earlier of (a) the date the Trust no longer holds any assets, or (b) the date specified in a written notice of termination given by the Board of Directors to the Trustee.

                Upon termination of the Trust, the Trustee will sell all or a portion of the assets of the Trust Fund as directed by the Committee. The proceeds of such sale or the assets then remaining in the Trust Fund will then be distributed by the Committee to the Plans, used towards repayment of any Loan, or returned to the Company as directed by the Committee in its discretion. After distribution of all assets held in the Trust Fund as directed by the Committee, the Company will be deemed to have forgiven all amounts then outstanding under any Loan, including accrued and unpaid interest.

                Section 8.3.     Form of Amendment or Termination. Any amendment or termination of the Trust will be evidenced by an instrument in writing signed by an authorized officer of the Company, certifying that said amendment or termination has been authorized and directed by the Company or the Board of Directors, as applicable, and, in the case of any amendment, will be consented to by signature of the Trustee or its authorized officer, as the case may be, if required by Section 8.1.

ARTICLE 9

MISCELLANEOUS

                Section 9.1.     Controlling Law. The laws of the State of New York will be the controlling law in all matters relating to the Trust, without regard to conflicts of law.

                Section 9.2.     Committee Action. Any action required or permitted to be taken by the Committee may be taken on behalf of the Committee by any individual so authorized. The Company will furnish to the Trustee the name and specimen signature of each member of the Committee upon whose statement of a decision or direction the Trustee is authorized to rely. Until notified of a change in the identity of such person or persons, the Trustee will act upon the assumption that there has been no change.

                Section 9.3.     Notices. All notices, requests, or other communications required or permitted to be delivered hereunder will be in writing, delivered by registered or certified mail, return receipt requested, telecopier or hand delivery as follows:

                    To the Company:                            Moog Inc.
                                                                            Jamison Road
                                                                            East Aurora, New York 14052
                    Attention:                                        Joe C. Green, Executive Vice President and
                                                                                    Chief Administrative Officer

                    With a copy to:                               John B. Drenning, Esq.
                                                                            Hodgson Russ LLP
                                                                            One M&T Plaza, Suite 2000
                                                                            Buffalo, NY 14203

                    To the Trustee:                                G. Wayne Hawk
                                                                            1634 Hubbard Road
                                                                            East Aurora, NY 14052

Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it will be sent.

                Section 9.4.     Severability. If any provision of the Trust will be held illegal, invalid or unenforceable for any reason, such provision will not affect the remaining parts hereof, but the Trust will be construed and enforced as if said provision and never been inserted herein.

                Section 9.5.     Protection of Persons Dealing with the Trust. No person dealing with the Trustee will be required or entitled to monitor the application of any money paid or property delivered to the Trustee, or determine whether or not the Trustee is acting pursuant to authorities granted to it hereunder or to authorizations or directions herein required.

                Section 9.6.     Tax Status of Trust. It is intended that the Company, as grantor hereunder, be treated as the owner of the entire Trust and the Trust Fund within the meaning of subpart E part 1, subchapter K, chapter 1, subtitle A of the Code. Until advised otherwise, the Trustee in preparing any tax reports or returns may presume that this is the proper tax status of the Trust.

                Section 9.7.     Participants to Have No Interest in the Company by Reason of the Trust. Neither the creation of the Trust nor anything contained in the Trust will be construed as giving any person, including any individual employed by the Company or any Affiliate of the Company, any equity or interest in the assets, business or affairs of the Company.

                Section 9.8.     Nonassignability. No right or interest of any person to receive distributions from the Trust will be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, but excluding death or mental incompetency, and no right or interest of any person to receive distributions from the trust will be subject to any obligation or liability of such person, including claims for alimony or the support of any spouse or child.

                Section 9.9.     Plurals. Whenever the context requires or permits, the singular form will include the plural form and will be interchangeable.

                Section 9.10.     Counterparts. This Agreement may be executed in any number of counterparts, each of which will be considered an original.

                The Company, by its authorized officer, and the Trustee have caused this Agreement to be signed as of the day, month and year first above written.

Moog Inc.

By:
Title:

Trustee

G. Wayne Hawk

EXHIBIT A

Plans
1.	Employee welfare benefit plans (as defined in Section 3(1) of ERISA) sponsored or maintained by the Company or its Affiliates.

2.	Moog Inc. Savings and Stock Ownership Plan

3.	Moog Inc. 1998 Stock Option Plan

4.	Moog Inc. Supplemental Retirement Plan

5.	Moog Inc. Deferred Compensation Plan for Directors and Officers

6.	Moog Inc. Management Profit Sharing Plan

7.	Moog Inc. Employee Profit Sharing Plan

8.	Moog Inc. Employees' Retirement Plan

9.	Moog Inc. Extended Vacation Plan

EXHIBIT B

INITIAL CONTRIBUTION TO TRUST FUND

$